EXHIBIT 31.1

CERTIFICATION OF THE

CHIEF EXECUTIVE OFFICER

OF MAX CAPITAL GROUP LTD.

I, W. Marston Becker, the Chief Executive Officer of Max Capital Group Ltd., certify that:

1.	I have reviewed the Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 of Max Capital Group Ltd. (the “Amendment No. 1”); and

2.	Based on my knowledge, the Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to them period covered by this report.

Date: April 1, 2009

/s/ W. MARSTON BECKER
W. Marston Becker
Chief Executive Officer